FOR IMMEDIATE RELEASE                           FOR FURTHER INFORMATION CONTACT:
                                                William M. Tandy,
                                                President & CEO
                                                (270) 821-7211




                          COMMUNITY FIRST BANCORP, INC.
                             ANNOUNCES DATE OF FIRST
                         ANNUAL MEETING OF STOCKHOLDERS



     (Madisonville, Kentucky - January 23, 2004) Community First Bancorp, Inc. (OTCBB:CFBC) today announced that it would hold its first annual meeting of stockholders on May 20, 2004. Community First Bancorp, Inc. is the holding company for Community First Bank headquartered in Madisonville, Kentucky.